UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

January 8, 2020

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

As discussed below, in connection with its participation in the 38th Annual J.P. Morgan Healthcare Conference in San Francisco, California beginning on January 13th, 2020, Agile Therapeutics, Inc. (the “Company”) updated its corporate presentation to include disclosure that the Company had an estimated $34.5 million of cash and cash equivalents as of December 31, 2019, which includes the proceeds of approximately $19.3 million, net of expenses, from the sale of approximately 10.4 million shares of the Company’s common stock, par value $0.0001 per share (“Placement Shares”), representing the full amount of shares authorized for sale by the Company in the at-the-market offering conducted pursuant to the Common Stock Sales Agreement dated November 8, 2019 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC. The issuance and sale of the Placement Shares by the Company under the Sales Agreement was made pursuant to a prospectus supplement to the Company’s registration statement on Form S-3, originally filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2018, and declared effective by the SEC on November 14, 2018. The Company believes its estimated cash and cash equivalents as of December 31, 2019 will be sufficient to meet its projected operating requirements into September 2020.

Because the Company’s financial statements for the year ended December 31, 2019 have not yet been finalized or audited, the preliminary statement of the Company’s cash and cash equivalents as of December 31, 2019 in this Item 2.02 is subject to change, and the Company’s actual cash and cash equivalents as of the end of this period may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

Item 8.01. Other Events.

Beginning on January 13, 2019, the Company will participate in the 38th Annual J.P. Morgan Healthcare Conference in San Francisco, California. The Company has updated its corporate presentation that it intends to use in connection with its presentation at the Biotech Showcase 2020 on Tuesday January 14, 2020 at 10:00 a.m. Pacific Time, at the J.P. Morgan 2020 Healthcare Conference on Thursday, January 16, 2020 at 10:30 a.m. Pacific Time, and in meetings with investors. The updates primarily involve disclosure regarding the Company’s cash and cash equivalents as of December 31, 2019 as well as the Company’s plans for commercialization upon the approval of AG200 (Twirla®).

A copy of the Company’s corporate presentation is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: January 8, 2020	By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: Chairman and Chief Executive Officer